MADSEN & ASSOCIATES, CPA’s INC.                                                                  684 East Vine St, #3
Certified Public Accountants and Business Consultants Murray, Utah 84107 Telephone 801-268-2632
                                                                                                                Fax 801-262-3978

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated  March 29, 2010, accompanying the audited   financial statements of  Lincoln Resources,  Inc. at  February 28, 2010  and the related  statements of operations, stockholders' equity, and cash flows for the period  June 16, 2009 (date of inception) to February 28, 2010 and hereby consent to the incorporation by reference to such report in a Registration Statement S-1.

May 6,  2010
                                                                             /s/ Madsen & Associates, CPA’s Inc.